UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2008

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia		125124
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2008, CTC Media, Inc. (the “Company”) filed a Report on Form 8-K announcing that, effective August 4, 2008, Alexander Rodnyansky was stepping down as Chief Executive Officer of the Company and that Mr. Rodnyansky would remain President of the Company.

On October 8, 2008, the Company and Mr. Rodnyansky entered into an Amended and Restated Employment Agreement (the “Restated Agreement”) setting out the revised terms of Mr. Rodnyansky’s employment with the Company.  The Restated Agreement is effective as of August 4, 2008.  Pursuant to the Restated Agreement, Mr. Rodnyansky’s annual salary and target discretionary bonus remain unchanged at 13,750,000 Russian rubles and 60% of his annual salary, respectively.  Additionally, the Company has agreed to continue to provide Mr. Rodnyansky with exclusive use of a car.  Pursuant to the Restated Agreement, both the notice period and the severance payment to be given by the Company to Mr. Rodnyansky in the event of a termination without cause were reduced from six months to three months.

The Restated Agreement also provides that Mr. Rodnyansky will become a member of the Board of Directors upon the effectiveness of an amendment to the existing stockholders’ agreement among the Company and the affiliates of Modern Times Group MTG AB (“MTG”) and Alfa Group (“Alfa”) expanding the Board of Directors to ten members.  A detailed description of the amendment will be included on a Form 8-K and filed by the Company with the Securities and Exchange Commission when it has been formally agreed and executed and a copy of the executed amendment will be filed as an exhibit to such Form 8-K.  Pursuant to the Restated Agreement, Mr. Rodnyansky has irrevocably agreed to resign from the Board of Directors upon the earliest of (a) the termination of his employment under the Restated Agreement, (b) 90 days following receipt by him of written notice from either the Company, MTG or Alfa stating that either or both of MTG or Alfa no longer support his remaining a member of the Board and (c) his failure to receive, at any meeting of the shareholders of the Company at which a proposal for his re-election as a member of the Board is being voted upon, a simple majority of the votes cast in person or by proxy at such meeting.

The annual salary and bonus amounts described above comprise the entire amount of salary and bonus payable by the Company to Mr. Rodnyansky for his services as President, member of the Board of Directors, and any other capacities in which he may serve the Company or its subsidiaries from time to time.  All share appreciation rights and stock options previously granted to Mr. Rodnyansky continue to be effective in accordance with their respective terms.

The description of the material terms of Mr. Rodnyansky’s employment with the Company is qualified in its entirety by the Restated Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits

10.2         Amended and Restated Employment Agreement by and between Alexander Rodnyansky and CTC Media, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: October 14, 2008	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.2	Amended and Restated Employment Agreement by and between Alexander Rodnyansky and CTC Media, Inc.